AVITAR, INC. Formerly Known As

           MENTAL HEALTH BENEFITS CORPORATION (a Delaware corporation)

                                    BY-LAWS


                                   ARTICLE I

                                  SHAREHOLDERS

     Section 1.01. Annual Meetings. The annual meeting of the shareholders of the Company for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place either within or without the State of Delaware and at such time and date as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting. Unless stated in the notice of annual meeting (1) no by-law may be brought up for adoption, amendment or repeal and (2) no matter, other than election of directors, may be brought up which expressly requires the vote of shareholders.

     Section 1.02. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or by the President, or by any three directors of the Board of Directors. A notice of such meeting shall state the purpose or purposes of the proposed meeting. Such special meetings of the shareholders shall be held at such places, within or outside the State of Delaware as shall be specified in the respective notices or waivers of notice thereof.

     Section 1.03. Notice of Meetings. The Secretary or any Assistant Secretary shall cause notice of the time and place of each meeting of the stockholders to be mailed, at least ten (10)but not more than sixty (60), days prior to the meeting , to each stockholder of record entitled to vote at his post-office address as the same appears on the books of the Company at the time of such mailing. Such further notice shall be given as may be required by law. Notice of any meeting of shareholders need not be given to any shareholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the shareholders of the Company need not be given.


     Section 1.04. Business Transacted at Special Meetings of Shareholders. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

     Section 1.05. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of stock entitled to vote at any meeting shall, except as otherwise required by statute or by the Certificate of Incorporation, constitute a quorum for the transaction of business.


     Section 1.06. Voting. Each shareholder entitled to vote shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. All elections for directors and all other questions shall be decided by majority vote of those shares entitled to vote which are present in person or by proxy at a meeting where a quorum is present except as otherwise provided in the Certificate of Incorporation or the laws of the State of Delaware.

     Section 1.07. Action Without Meeting. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of shareholders may be dispensed with if the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present shall consent in writing to such corporate action being taken.


                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01. General Powers. The property, affairs and business off the Company shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all the powers of the Company, whether derived from law or the Certificate of Incorporation, except such powers as are, by statute, by the Certificate of Incorporation or by these By- Laws, vested solely in the shareholders of the Company.

     Section 2.02. Number and Term of Office. The Company shall have not less than one nor more than seven Directors. Each Director (whenever elected) shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall have resigned in the manner provided in
Section  2.08  hereof,  or shall have been  removed in the  manner  provided  in
Section 2.09 hereof.

     Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.09 and 2.10 hereof, the Directors shall be elected annually at the annual meeting of the shareholders. In the event of the failure to elect
Directors at an annual meeting of the shareholders, then Directors may be elected at any regular or special meeting of shareholders entitled to vote for the election of Directors, provided that notice of such meeting shall contain mention of such purpose. At each meeting of the shareholders for the election of Directors, provided a quorum is present, the Directors shall be chosen and elected by a majority of the votes validly cast at such election.

     Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the shareholders at such place as the Board shall fix from time to time by resolution for the holding of regular meetings and at such time as is fixed by the Board. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall first fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken.

     Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President, or by any three Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Special meetings of the Board of Directors may be called on two day's written or oral notice. Notice of any special meeting need not be given to any Director who shall be present at such meeting, or to any Director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

     Section 2.06. Quorum. At all meetings of the Board of Directors, the presence of Directors holding a majority of the total number of directorships at the time shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. A Director shall be present at a meeting if he and all other persons participating in the meeting can hear one another by means of conference telephone or similar communications equipment.



     Section 2.07. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if written consents thereto are signed by all members of the Board, or Committee, as the case may be, and such written consents are filed with the minutes or proceedings of the Board or Committee.

     Section 2.O8. Resignations. Any Director may resign at any time by delivering a written resignation to the Chairman of the Board, the President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 2.09. Removal of Directors. Except as otherwise required by statute or by the Certificate of Incorporation, any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote for the election of such Director, subject to the terms of any Voting Agreement.

     Section 2.10. Vacancies. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced.

     Section 2.11. Compensation. The amountt if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors.

     Section 2.12 Increase of Number. The number of directors may be increased by amendment oT these By-laws by the affirmative vote of the holders of a majority of all of the shares of stock entitled to vote at a special or annual meeting and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified unless sooner displaced.


                                   ARTICLE III

                                    OFFICERS

     Section 3.01. Number. The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer who shall hold office until their successors are chosen and qualify. The Board of Directors may also choose a Chairman of the Board, a Vice Chairman of the Board, additional Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors shall deem necessary. Any number of offices may be held by the same person, except the offices of President and Secretary.

     Section 3.02. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers of the Company.

     Section 3.03. Salaries. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

     Section 3.04. Removal and Vacancies. Any officer elected or appointed by tfie Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

     Section 3.05. Duties of the President. The President shall have direct charge of the business of the Company, subject to the general control of the Board of Directors, and shall be the chief executive officer of the Company unless the Chairman of the Board of Directors, if any, is designated chief executive officer by the Board.

     Section 3.06. Duties of the Vice President. In the event of the absence or disability of the President, the Vice President, or, in case there shall be more than one Vice President, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon the President. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Company. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the President.

     Section 3.07. Duties of the Secretary. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the shareholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary. In no event shall the Secretary have any responsibility for any of the Company's business or financial transactions or for the Company's books of account or accounting records, including, without limitation, any responsibility for transactions with or records affecting independent contractors or employees.

     Section 3.08. Duties of the Treasurer. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Company and shall have the care and custody of all funds and securities of the Company. He shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the President and the Directors, whenever they request it, an account of all of his transactions as Treasurer and shall perform such other duties as may be assigned to him by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer. The Treasurer shall be the chief accounting officer of the Company. He shall keep or cause to be kept all books of account and accounting records of the Company and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company. He shall prepare or cause to be prepared appropriate financial statements for the Company and shall perform such other duties as may be assigned to him by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer.

     Section 3.09. Employee Bonds. The Board of Directors may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Company to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.


                                   ARTICLE IV

                                  CAPITAL STOCK

     Section 4.01. Certificates of Stock. Every holder of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman or Vice Chairman fo the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Company, certifying the number os shares owned by him in the Company.


     Section 4.02. Signature. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 4.03. Lost Certificate. The Board of Directors may direct that a new certificate of certificates be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4.04. Transfers of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificates to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

     Section 4.05. Record Date. In order to determine the shareholder entitled to notice of or to vote at any meeting of shareholders or any adjournment therof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor less than ten nor more than seventy days prior to any other action.

     Section 4.06. Registered Stockholders. Prior to due presentment for registration or transfer of a security in registered form, the Company may treat the registered owner as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.


                                    ARTICLE V

                                 INDEMNIFICATION

     Section 5.01. Indemnification. To the fullest extent permitted and in the manner provided by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section   5.02.   Insurance.   By  action   of  the  Board  of   Directors,
notwithstanding any interest of the Directors in the action, the Company may purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable provisions of law.


                                   ARTICLE VI

                                     OFFICES

     Section 6.01. Registered Office. The registered office shall be established and maintained at Prentice-Hall Corporation System, Inc. ,229 South State Street, Dover, Delaware, County of Kent.

     Section 6.02. Other Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE VII

                                   AMENDMENTS

     Section 7.01. Amendments. By-Laws may be adopted, amended or repealed by the holders of a majority of the shares of stock entitled to vote thereon. Subject to the right of shareholders to adopt, amend or repeal By-Laws, any and all of the By-Laws may be adopted, amended or repealed by the Board of Directors.



                                            Adopted by:

                                             /s/
                                            Sole Incorporator